Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO BORROWER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                                                                                                                                                                                                                                               Original Issue Date: November 9, 2017

Principal Amount: $54,000.00
Purchase Price: $50,000.00

CONVERTIBLE NOTE
DUE NOVEMBER 9, 2018

THIS CONVERTIBLE NOTE is issued by Sincerity Applied Materials Holdings Corp., a Nevada corporation, (the “Borrower”), due November 9, 2018 (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, Borrower promises to pay to ______________ or its registered assigns (the “Holder”), with an address at _________________________, or shall have paid pursuant to the terms hereunder, the principal sum of Fifty Four Thousand Dollars ($54,000.00) on November 9, 2018 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid or such later date if extended by the Holder as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

This Note is subject to the following additional provisions:

Section 1.          Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(d).

“Asset Disposition” means the sale, transfer, lease, license, contribution or other conveyance of assets of Borrower in one or more dispositions not in the ordinary course of business that results in net cash proceeds to Borrower of $10,000 or more, in the aggregate.

“Bankruptcy Event” means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof, (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means, other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 5(e).

“Equity Conditions” means, during the period in question, (a) Borrower shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) Borrower shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of this Note and the other Transaction Documents, (c) there is an effective registration statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Conversion Shares and Warrant Shares issuable pursuant to the Transaction Documents (and Borrower believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), and Company counsel has delivered to the Company’s transfer agent and Holder a standing, written unqualified opinion that resales may then be made by the Holder of all of the Holders Conversion Shares and Warrant Shares pursuant to such effective registration statement, (d) the Common Stock is listed or traded on a Trading Market, (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) an Event of Default has not occurred, whether or not such Event of Default has been cured, (g) there is no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (h) the issuance of the shares in question to the applicable Holder would not exceed the Beneficial Ownership Limitation, (i) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (j) the applicable Holder is not in possession of any information provided by Borrower that constitutes, or may constitute, material non-public information.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(d).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default), (B) otherwise due, or (C) paid in full, whichever is lowest, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 120% of the outstanding principal amount of this Note plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 3(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Other Holder” means a holder of one or more Other Notes (collectively, “Other Holders”).

“Other Notes” means Notes nearly identical to this Note issued to other Holders pursuant to the Purchase Agreement.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Borrower) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of Borrower’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of Borrower’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens in connection with Permitted Indebtedness under clauses (a) and (b) thereunder, and Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of Borrower or its Subsidiaries other than the assets so acquired or leased, and (d) Liens in effect prior to the Original Issue Date.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 9, 2017 among Borrower and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(d).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, the OTCQX or the OTC Pink (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if any of the NASDAQ markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

Section 2.         Interest and Payment.

a)           Interest in Cash or in Kind. Holders shall be entitled to receive, and Borrower shall pay, cumulative interest on the outstanding principal amount of this Note at the annual rate of twelve percent (12%) (as subject to increase as set forth in this Note) from the Original Issue Date through the Maturity Date.

b)           Payment Grace Period. Except as set forth herein, the Borrower shall not have any grace period to pay any monetary amounts due under this Note.

c)                 Conversion Privileges. The Conversion Rights set forth in Section 4 shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Section 4 hereof.

d)                 Application of Payments. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

e)                 Pari Passu. Except as otherwise set forth herein, all payments made on this Note and the Other Notes and all actions taken by the Borrower with respect to this Note and the Other Notes, including but not limited to Optional Redemption, shall be made and taken pari passu with respect to this Note and the Other Notes. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it shall not be considered non-pari passu for a Holder or Other Holder to elect to receive interest paid in shares of Common Stock or for the Borrower to actually pay interest in shares of Common Stock to such electing Holder or Other Holder, nor for a Holder of a Note or Other Note to accept a prepayment provided a prepayment offer was made to the Holder and holders of Other Notes on a pari passu basis.

f)                 Installment Payments. Commencing on the third monthly anniversary after the Issue Date, the Borrower shall make monthly payments equal to all the accrued interest and fifteen percent (15%) of the original principal amount of the Note.

G)           Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof. Except as set forth herein, this Note may not be prepaid or mandatorily converted without the consent of the Holder.

Section 3.           Registration of Transfers and Exchanges.

a)          Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)          Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)          Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4.           Conversion.

a)          Voluntary Conversion. At any time after the 170th day after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and accrued interest, if any, to be converted at the election of the Holder and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note has been so converted. Conversions of principal hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b)          Conversion Price. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 75% multiplied by the Market Price (as defined herein)(representing a discount rate of 25%). “Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets, per share of Common Stock, subject to adjustment as described herein (“Conversion Price”). If at any time the Conversion Price as determined hereunder for any Conversion would be less than the par value of the Common Stock, then the Company shall have right to increase the Conversion Price hereunder for such conversion to par value and increase the Conversion Amount for such Conversion to include, as liquidated damages, Additional Principal. “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of Conversion Shares issuable upon such Conversion to equal the same number of Conversion Shares as would have been issued had the Conversion Price not been subject to the minimum price set forth in this Section.

c)          Mechanics of Conversion.

i.          Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus interest, if any, elected by the Holder to be converted by (y) the Conversion Price.

ii.         Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the first anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by Section 4.1(d) the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note. On or after the earlier of (i) the first anniversary of the Original Issue Date or (ii) the Effective Date, Borrower shall use its commercially reasonable efforts to deliver any certificate or certificates required to be delivered by Borrower under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.         Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Borrower shall promptly return to the Holder any original Note delivered to Borrower and the Holder shall promptly return to Borrower the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv.         Obligation Absolute. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Borrower of any such action Borrower may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and Borrower posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, Borrower shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages being to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for Borrower’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if Borrower fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Borrower shall be required to pay the Holder $1,000. The Holder shall provide Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi.         Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than three times such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount, assuming such principal amount was not converted through three years after the Original Issue Date. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii.         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.         Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d)           Holder’s Conversion Limitations. From and after the date that the Conversion Shares are of a class of equity of the borrower registered under Section 12(g) of the Exchange Act or the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, Borrower shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, Borrower shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to Borrower, may increase the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5.           Certain Adjustments.

a)          Stock Dividends and Stock Splits. If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)           Pro Rata Distributions. During such time as this Note is outstanding, if Borrower shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)          Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another Person, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Borrower shall cause any successor entity in a Fundamental Transaction in which Borrower is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Borrower under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of Borrower and shall assume all of the obligations of Borrower under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as Borrower herein.

e)           Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date hereof, the Company issues or sells, or in accordance with this Section 5 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Exempt Issuance issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Fixed Conversion Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Fixed Conversion Price and consideration per share under this Section 5(e)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any options (other than options that qualify as Exempt Issuances) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such option or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such option for such price per share. For purposes of this Section 5(e)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such option, upon exercise of such option and upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of such option and (y) the lowest exercise price set forth in such option for which one share of Common Stock is issuable upon the exercise of any such options or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such option minus (2) the sum of all amounts paid or payable to the holder of such option (or any other Person) upon the granting or sale of such option, upon exercise of such option and upon conversion, exercise or exchange of any Common Stock Equivalent issuable upon exercise of such option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such option (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Common Stock Equivalents upon the exercise of such options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii) Issuance of Common Stock Equivalents. If the Company in any manner issues or sells any Common Stock Equivalents (other than Common Stock Equivalents that qualify as Exempt Issuances) and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Stock Equivalents for such price per share. For the purposes of this Section 5(e)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Common Stock Equivalent and upon conversion, exercise or exchange of such Common Stock Equivalent and (y) the lowest conversion price set forth in such Common Stock Equivalent for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalent (or any other Person) upon the issuance or sale of such Common Stock Equivalent plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalent (or any other Person). Except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents, and if any such issue or sale of such Common Stock Equivalents is made upon exercise of any Options for which adjustment of this Note has been or is to be made pursuant to other provisions of this Section 5(e), except as contemplated below, no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Fixed Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5(e)(iii), if the terms of any option or Common Stock Equivalent that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such option or Common Stock Equivalent and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 5(e) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(iv)           Calculation of Consideration Received. If any option and/or Common Stock Equivalent and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such option and/or Common Stock Equivalent and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction, the consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued in such integrated transaction (or was deemed to be issued pursuant to Section 5(e)(i) or 5(e)(ii) above, as applicable) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such option, if any, (II) the fair market value (as determined by the Holder) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Common Stock Equivalent, if any, in each case, as determined on a per share basis in accordance with this Section 5(e)(iv). If any shares of Common Stock, options or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, option or Common Stock Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, options or Common Stock Equivalents are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common Stock, option or Common Stock Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Common Stock, option or Common Stock Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, options or Common Stock Equivalents, as the case may be. The fair value of any consideration other than cash or publicly traded securities (for the purpose of determining the consideration paid for such Common Stock, option or Common Stock Equivalent, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

f)         Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

g)          Notice to the Holder.

i.            Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Conversion by Holder. If (A) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Borrower or any of the Subsidiaries, Borrower shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6.          Negative Covenants. As long as any principal amount of this Note remains outstanding, Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, without the prior written consent of the Holder:

a)           enter into any transaction pursuant to Section 3(a)(10) of the Securities Act;

b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)           amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents;

e)           redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes if on a pro-rata basis), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness;

f)           declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock, preferred stock, or any other equity security by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction;

g)           enter into any transaction with any Affiliate of Borrower which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval);

h)           enter into any capital transaction 30 days after the Original Issue Date; or

h)           enter into any agreement with respect to any of the foregoing.

Section 7.             Events of Default.

a)           “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the payment of (A) the principal or interest amount of this Note or (B) liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within 3 Trading Days after Borrower has become or should have become aware of such default;

ii.           Borrower shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by Borrower of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after written notice of such failure sent by the Holder or by any Other Holder to Borrower and (B) ten (10) Trading Days after Borrower has become or should have become aware of such failure;

iii.           a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, including but not limited to failure to strictly comply with the provisions of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which Borrower or any Subsidiary is obligated (and not covered by clause (vi) below), which, in the case of subsection (B), would reasonably be expected to have a Material Adverse Effect;

iv.           any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any Other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.           Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

vi.           Borrower or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.           Borrower shall be a party to any Change of Control Transaction or Fundamental Transaction;

viii.           Borrower does not meet the current public information requirements under Rule 144;

ix.           Borrower shall fail for any reason to deliver certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(c) or Borrower shall provide at any time notice to the Holder, including by way of public announcement, of Borrower’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

x.           any Person shall breach any material term of any agreement delivered to the initial Holders pursuant to Section 2.2(a) of the Purchase Agreement;

xi.           any monetary judgment, writ or similar final process shall be entered or filed against Borrower, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 90 calendar days;

xii.           any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their business;

xiii.           cessation of operations by Borrower or a material Subsidiary;

xiv.           an event resulting in the Common Stock no longer being listed or quoted on a Trading Market, or notification from a Trading Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for twenty (20) days following such notification;

xv.           a Commission or judicial stop trade order or suspension from the Borrower’s Principal Trading Market;

xvi.           the Borrower effectuates a reverse split of its Common Stock without ten (10) days prior written notice to the Holder;

xvii.           a failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document;

xviii.                                 a default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period or waived;

xix.           the occurrence of an Event of Default under any Other Note;

xx.           any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

xxi.           the failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with twenty (20) days after the first day of such occurrence; or

xxii.           the restatement after the date hereof of any financial statements filed by the Borrower with the Commission for any date or period from and after the Original Issue Date and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section.

xxiii           the Conversion Price falls below the par value of the common stock subject to cure as set forth above.

xxiv           the Borrower fails to deliver original “wet” signature signed copies of the Notes, Warrants and COJ to Purchaser Counsel on or before November 14, 2017.

In the event more than one grace, cure or notice period is applicable to an Event of Default, then the shortest grace, cure or notice period shall be applicable thereto.

b)          Remedies Upon Event of Default, Fundamental Transaction and Change of Control Transaction. If any Event of Default or a Fundamental Transaction or a Change of Control Transaction occurs, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default interest on this Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.                      Redemption. The Borrower will have the option at any time up to the 179th day after the Closing Date, of prepaying the outstanding Principal amount of this Note (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money in cash equal to one hundred and eighteen percent (118%) of the Principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note through the Redemption Payment Date as defined below (the “Redemption Amount”). Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be a date certain not sooner than five (5) business days after the date of the Notice of Redemption (the “Redemption Period”). At all times up to the Redemption Payment Date, the Holder may convert any portion of this Note, except as otherwise prohibited herein. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default.

Section 9.           Miscellaneous.

a)          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, or e-mail with accurate confirmation generated by the transmitting facsimile machine or transmitting computer(e-mail), at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Sincerity Applied Materials Holdings Corp., Level 4, 10 Yarra Street, South Yarra, VIC 3141 Australia, Attn: Zhang Yiwen, President and CEO, email: James@sincerityplastics.com, with a copy by fax or email only to (which shall not constitute notice): Scott Rapfogel, Esq., Fax: (212) 259–8200, Email: srapfogel@ckrlaw.com and (ii) if to the Holder, to: the address and fax number indicated on the front page of this Note, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

b)          Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)          Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

d)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

e)          Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

f)         Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g)        Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h)        Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)         Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)         Amendment. Unless otherwise provided for hereunder, this Note may not be modified or amended or the provisions hereof waived without the written consent of Borrower and the Holder.

k)        Facsimile Signature. In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the Date written above.

Sincerity Applied Materials Holdings Corp.

By: _______________________________
                                                                                             Name: Zhang Yiwen
        Title: President and CEO

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due November 9, 2018 of Sincerity Applied Materials Holdings Corp., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion: ____________________________

Principal Amount of Note to be Converted: $__________________

Additional Interest to be Converted: $_______________

Number of shares of Common Stock to be issued: ______________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Common Stock Certificates: __________
_____________________________________________________
_____________________________________________________

Or

DWAC Instructions: _________________________________

Broker No:_____________
Account No: _______________